QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Neenah Paper, Inc. (the "Company") on Form 10-K for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John P. O'Donnell, President and Chief Executive Officer of the Company, and I, Bonnie C. Lind, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN P. O'DONNELL John P. O'Donnell President and Chief Executive Officer (Principal Executive Officer) Date: March 7, 2012
/s/ BONNIE C. LIND Bonnie C. Lind Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) Date: March 7, 2012

QuickLinks

  EXHIBIT 32